ROSS SYSTEMS, INC. AND SUBSIDIARIES


                                                                    Exhibit 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Ross Systems, Inc. (the "Company") Quarterly Report on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Verome M. Johnston, Chief Financial Officer (principal financial and accounting officer) of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date: November 3, 2003


                                            By:  /s/ Verome M. Johnston
                                                 -------------------------------
                                            Name: Verome M. Johnston
                                            Title:   Chief Financial Officer